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                     EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT

                                                    Jurisdiction                                   Percentage of
                                                         of                                      Voting Securities
         Subsidiary                                 Incorporation                                Owned by Registrant
         ----------                                 -------------                                -------------------
Systemed Pharmacy Inc.                               Delaware                                            100%
  (Formerly "America's Pharmacy, Inc.")

Systemed Pharmacy Inc.                               Ohio                                                100%
  (Formerly "INSURx, Inc.")

American Medical Outcomes Repository, Inc.           Delaware                                            100%

Newport Pharmaceuticals de                           Costa Rica                                          100%
Costa Rica, S.A.

Laboratorios Barly, S.A.*                            Costa Rica                                          100%

Newport A.G. Zug                                     Switzerland                                         100%


* Laboratorios Barly, S.A. is wholly-owned by Newport Pharmaceuticals de Costa Rica, S.A. a wholly-owned subsidiary of the Registrant.